                                                                    Exhibit (21)

                          COOPER TIRE & RUBBER COMPANY
                                  SUBSIDIARIES

Cooper Tire & Rubber Company (Parent) (Delaware)
      Alga Investments Company (Georgia)
      Cooper International Holding Corporation (Delaware)
            Cooper International Rubber, Limited (Jamaica) (Inactive)
      Cooper Tire Holding Company (Ohio)
            Cooper Tire International Trading Company (Cayman Islands)
            Cooper Tire & Rubber International Trading Limited (Cayman Islands) Branch Office (Singapore)
      Cooper Tire & Rubber Co. Shanghai Rep Office (China) (Branch)
      Cooper Tire & Rubber Foundation (Ohio)
      Cooper Tyre & Rubber Company UK Limited (England)
            Cooper Tire & Rubber Company France Sarl (France)
            Cooper Tire & Rubber Company Deutschland GmbH (Germany)
            Cooper Tire & Rubber Company Suisse SA (Switzerland)
            Cooper Tire & Rubber Company Espana S.L. (Spain)
            Cooper Tire & Rubber Company Europe Ltd. (England)
            Cooper Tire & Rubber Company International Development Limited (England)
                  Cooper Tire & Rubber Company Italia S.r.l. (Italy)
            CTB (Barbados) Investment Co. Ltd.
                  Cooper Kenda Global Holding Co. Ltd. (Barbados (50 % owned)
                        Cooper Kenda Tire (Kunshan) Co., Ltd.
                  Cooper Kenda Global Investment Co. Ltd. (Barbados) (80 % owned)
                        Cooper (Shanghai) Trading Co., Ltd.
      CTBX Company (Ohio)
      Ilpea Equity, LLC (0.6264 % owned)
      Kumho Tire Co., Inc. (Korea) (10.7% owned)
      Master Assurance & Indemnity Ltd (Bermuda)
      Max-Trac Tire Co., Inc. (Ohio)
      Mickey Thompson Performance Racing Inc. (Ohio)
      Mickey Thompson International, Inc. (Virgin Island) (Inactive)
      Nishikawa Rubber Co., Ltd (Japan) (1.43 % owned)
      Oliver Rubber Company (California)
            Admiral Remco Inc. (Ohio)
            BFNZ-ORC Limited (New Zealand) (50 % owned)
            Oliver Rubber Canada Limited (Canada)
            Oliver Rubber Ltd. (Canada) (Inactive)
      RubberNetwork.com LLC (Georgia) (5.56% Owned)
      TVTC Inc. (Texas)

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